Exhibit 99.1

Greenway Technologies Announces Gas to Hydrogen System H-Reformer®

ARLINGTON, Texas October 23, 2024 - Greenway Technologies, Inc. (OTC: GWTI), (“Greenway”), is an advanced gas-to-liquids (“GTL”) and gas-to-hydrogen (“GTH”) technology development company. Greenway has developed and marketed a patented system, the G-Reformer®, that converts natural gas (methane) from various sources to a mixture of hydrogen and carbon monoxide (syngas). Continued ongoing research has developed a new version of the G-Reformer®, named the “H-Reformer®,” which converts natural gas to hydrogen and carbon dioxide. The H-Reformer® system is modular and small enough to be deployed in areas close to consumption, eliminating the cost of compressing and transporting the resultant hydrogen while separating and removing created carbon dioxide.

Two significant changes have been made to the original G-Reformer® to make a reforming system focused on hydrogen creation rather than syngas creation. First, enhancements to the controlling software have modified the G-Reformer® to convert approximately 50% of the created carbon monoxide to carbon dioxide while also producing additional hydrogen. The H-Reformer® also includes an extension to the reforming vessel used in the G-Reformer®. This module will house the physical components needed to convert the remaining carbon monoxide to hydrogen and carbon dioxide within the reforming unit. The result is the generation of considerably more hydrogen per unit of natural gas input than the original G-Reformer® produces and high conversion of carbon monoxide to carbon dioxide. Carbon dioxide is externally separated from resultant hydrogen by commercially available processes, yielding highly pure hydrogen and liquid carbon dioxide, which will be removed, sold, or sequestered. This new reforming system is named the H-Reformer®.

Created hydrogen will be available for use at the point of manufacture. Hydrogen compression or liquefaction costs are also eliminated for applications that do not need compressed hydrogen (e.g., electrical power generation). In cases where compressed hydrogen is required, the hydrogen can undergo the compression process at the consumption site while eliminating hydrogen transportation.

Unlike other natural gas-to-hydrogen technologies, the Greenway reforming process does not require external heating sources, resulting in a highly efficient and lower carbon-generating process. When pipeline-quality fossil natural gas is the input, the system will make “blue hydrogen.” When renewable pipeline-quality methane is the input, the system will make “green hydrogen.” These distinctions are important for associated clean air credits, which depend on the input natural gas source and the resultant carbon’s disposition.

The Greenway system is modular and can be scaled by adding additional H-Reformer® modules. The system produces hydrogen at an extremely low cost per unit compared to other technologies.

Currently, Greenway is in discussions with several prospective parties interested in creating hydrogen for various potential uses.

Notice Regarding Forward-Looking Statements:

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the ongoing effects of the pandemic on delays and orders regarding Greenway’s proprietary gas-to-liquids system, potential business developments and future interest in our clean fuel technologies.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, general economic and political conditions, the continuation of the JV withThe University of Texas at Arlington, and the ongoing impact of the pandemic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

CONTACT:

Robert Kevin Jones

Greenway Technologies, Inc.

kevin.jones@gwtechinc.com

For more information, visit GWTI’s website: www.gwtechinc.com